                                  EXHIBIT 99.1

                             STOCK VOTING AGREEMENT

                                  by and among

                          KKTY HOLDING COMPANY, L.L.C.

                                       and

                          THE SHAREHOLDERS NAMED HEREIN

                            Dated as of June 2, 2001

                                TABLE OF CONTENTS

                                                                                Page
1. DEFINITIONS..................................................................  1
2. TERMINATION OF STOCK VOTING AND TENDER AGREEMENT.............................  1
3. PROVISIONS CONCERNING THE SECURITIES.........................................  1
       (a) Agreement To Vote the Securities.....................................  1
       (b) Grant of Proxy.......................................................  2
       (c) Other Proxies Revoked................................................  3
4. REPRESENTATIONS AND WARRANTIES OF EACH SHAREHOLDER...........................  3
       (a) Power, etc...........................................................  3
       (b) Ownership of Common Shares...........................................  3
       (c) No Conflicts.........................................................  3
       (d) No Finder's Fees.....................................................  3
       (e) No Encumbrances......................................................  4
       (f) Reliance by Purchaser................................................  4
5. ADDITIONAL COVENANTS OF EACH SHAREHOLDER.....................................  4
       (a) No Solicitation......................................................  4
       (b) Restriction on Transfer, Proxies and Non-Interference................  4
       (c) [Reserved]...........................................................  5
       (d) Stop Transfer; Changes in Subject Shares.............................  5
       (e) Cooperation..........................................................  5
       (f) Releases.............................................................  5
6. FIDUCIARY DUTIES.............................................................  5
7. MISCELLANEOUS................................................................  5
       (a) Further Assurances...................................................  5
       (b) Notices..............................................................  5
       (c) Interpretation.......................................................  6
       (d) Counterparts.........................................................  6
       (e) Entire Agreement; No Third-Party Beneficiaries.......................  6
       (f) Governing Law........................................................  6
       (g) Assignment...........................................................  6
       (h) Binding Agreement....................................................  7
       (i) Severability.........................................................  7
       (j) Enforcement of this Agreement........................................  7
       (k) Amendments...........................................................  7
8. TERMINATION..................................................................  7
9. PUBLICATION..................................................................  7
10. SCOPE OF OBLIGATIONS........................................................  7

                             STOCK VOTING AGREEMENT

     STOCK VOTING AGREEMENT (this "Agreement") dated as of June 2, 2001, among KKTY HOLDING COMPANY, L.L.C., a Delaware limited liability company ("Purchaser") and the shareholders listed on Schedule I hereto (individually, a "Shareholder," and collectively, the "Shareholders").

                              W I T N E S S E T H :

     WHEREAS, simultaneously with entering into this Agreement, Purchaser and Katy Industries, Inc., a Delaware corporation ("Katy"), are entering into a Preferred Stock Purchase and Recapitalization Agreement (the "Recapitalization Agreement"), pursuant to which Purchaser will purchase from Katy 700,000 shares of newly issued preferred stock, $100.00 par value per share (the "Convertible Preferred Stock"), convertible based on a price of $6.00 per Common Share into an aggregate of 11,666,666 Common Shares (equivalent to a ratio of approximately
16.67 Common Shares per share of Convertible Preferred Stock), for a purchase price of $100.00 per share (or an aggregate purchase price of $70,000,000) (the "Preferred Stock Purchase") (the Preferred Stock Purchase and the other transactions contemplated by the Recapitalization Agreement are collectively referred to herein as the "Recapitalization");

     WHEREAS, as of the date hereof, each Shareholder is the record and, except in the case of a Shareholder who is a trustee and owns the Common Shares for the benefit of a beneficiary, beneficial owner of the number of Common Shares set forth opposite such Shareholder's name on Schedule I hereto;

     WHEREAS, the Shareholders have agreed that the Shareholders shall vote 2,480,000 Common Shares owned (whether of record or beneficially) by such Shareholders, as of the date hereof and any Common Shares hereinafter acquired up to an aggregate of 2,480,000 Common Shares owned (these 2,480,000 Common Shares owned (whether of record or beneficially) as of the date hereof and hereinafter acquired, the "Securities") with respect to certain questions that may be put to the Shareholders, in each case, in accordance with the terms and conditions of this Agreement; and

     WHEREAS, as an inducement and a condition to entering into the Recapitalization Agreement, Purchaser has required that the Shareholders enter into this Agreement;

     NOW, THEREFORE, in consideration of the foregoing and the mutual premises, representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

     1. Definitions. For purposes of this Agreement capitalized terms used and not defined herein have the respective meanings ascribed to them in the Recapitalization Agreement.

     2. Termination of Stock Voting and Tender Agreement. The Purchaser and the Shareholders agree that the Stock Voting and Tender Agreement dated as of March 29, 2001 among the Purchaser and the Shareholders terminated in accordance with Section 8 thereof upon the termination of the Preferred Stock Purchase and Recapitalization Agreement dated as March 29, 2001 between the Purchaser and Katy Industries, Inc. and that no party has any liability to any other party under that Stock Voting and Tender Agreement.

     3.   Provisions Concerning the Securities.

     (a) AGREEMENT TO VOTE THE SECURITIES. The Shareholders hereby severally and jointly agree that during the period (i) commencing on the date hereof and continuing until the earlier of the Closing Date or the termination of this

Agreement (such period, the "Closing Voting Period"), at any meeting of the holders of any class or classes of the capital stock of Katy, however called, or in connection with any solicitation of written consent of the holders of any class or classes of the capital stock of Katy, the Shareholders shall vote (or cause to be voted) the Securities (but for the avoidance of doubt not more or less than 2,480,000 Common Shares) in favor of any actions required to authorize and effect the Recapitalization and any actions required in furtherance thereof, including, without limitation, to vote (A) in favor of the election of all of the directors nominated by Katy's Board of Directors, including each Purchaser Designee (unless the matters referred to in (B) and (C) below have not been approved by Katy's shareholders), (B) in favor of the approval and adoption of an amendment to Katy's Certificate of Incorporation authorizing (1) classification of Katy's Board of Directors into two classes with staggered terms of office, (2) 1,200,000 shares of Convertible Preferred Stock and (3) an increase in the total number of Common Shares that Katy shall have the authority to issue to 35,000,000 (C) in favor of the issuance and sale of Convertible Preferred Stock pursuant to the Preferred Stock Purchase and the issuance of Common Shares upon the conversion of the Convertible Preferred Stock, (D) against any action, transaction or agreement that would result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of Katy under the Recapitalization Agreement or of such Shareholder under this Agreement, and (E) except as otherwise agreed to in writing in advance by Purchaser, against the following actions (other than the Recapitalization and the transactions contemplated by the Recapitalization Agreement): (1) any extraordinary corporate transaction, such as a reorganization, recapitalization, merger, consolidation or other business combination involving Katy; (2) a sale, lease or transfer of a significant part of the assets of Katy, or a reorganization, recapitalization, dissolution or liquidation of Katy; (3) any change in the persons who constitute the board of directors of Katy; (4) any change in the present capitalization of Katy or any amendment of Katy's Certificate of Incorporation or By-laws other than the authorization and adoption of an amendment to Katy's Certificate of Incorporation authorizing (I) classification of Katy's Board of Directors into two classes with staggered terms of office, (II) 1,200,000 shares of Convertible Preferred Stock and (III) an increase in the total number of Common Shares that Katy shall have the authority to issue to 35,000,000; (5) any other material change in Katy's corporate structure or business; or (6) any other action involving Katy which is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, or materially adversely affect the Recapitalization and the transactions contemplated by this Agreement or the Recapitalization Agreement; and (ii) commencing on the Closing Date and continuing until the earlier of the date Purchaser exercises its right to convert any of the Convertible Preferred Stock into Common Shares or the termination of this Agreement (such period, the "Convertible Voting Period"), at any meeting of the holders of any class or classes of the capital stock of Katy, however called, at which an election for directors of Katy is held or in connection with any solicitation of written consent of the holders of any class or classes of capital stock of Katy with respect to an election of directors of Katy, the Shareholders shall vote (or cause to be voted) the Securities (but for the avoidance of doubt not more than 2,480,000 Common Shares) in favor of the election of all directors nominated by Katy's Board of Directors then in office, including, without limitation, each nominee for director designated by Purchaser. Subject to Section 5(d) during the Convertible Voting Period, the Shareholders hereby jointly and severally agree that the Shareholders shall not enter into any agreement or understanding with any person the effect of which would be to violate the provisions and agreements contained in this Agreement.

     (b) GRANT OF PROXY. Each Shareholder severally and not jointly hereby appoints Purchaser, and any designee of Purchaser, each of them individually, such Shareholder's proxy and attorney-in-fact, with full power of substitution and resubstitution, to vote, to act by written consent or to request that the chairman or secretary of Katy call a special meeting of stockholders, during the Closing Voting Period with respect to such Shareholder's Securities in accordance with paragraph (a) of this Section. This proxy is given to secure the performance of the duties of each Shareholder during the Closing Voting Period under this Agreement. Each Shareholder severally and not jointly affirms that this proxy and power of attorney are coupled with an interest and shall be irrevocable during the Closing Voting Period. Each Shareholder severally and not jointly shall take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy.

     (c) OTHER PROXIES REVOKED. Each Shareholder severally and not jointly represents and warrants that any proxies heretofore given in respect of such Shareholder's Securities are not irrevocable, and that all such proxies have been or are hereby revoked.

     4. Representations and Warranties of Each Shareholder. Each Shareholder, severally and not jointly, hereby represents and warrants to Purchaser as follows:

     (a) POWER, ETC. Such Shareholder has all necessary power and authority to execute and deliver this Agreement, appoint the proxies and attorneys-in-fact referred to in Section 3(b) hereof and to consummate the transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by such Shareholder and, assuming its due authorization, execution and delivery by each other party hereto, constitutes the legal, valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with its terms, except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by general equitable principles, whether applied in a proceeding at law or in equity.

     (b) OWNERSHIP OF COMMON SHARES. Such Shareholder is the record and, except in the case of a Shareholder who is a trustee and owns the Common Shares for the benefit of a beneficiary, beneficial owner of the number of Common Shares listed beside such Shareholder's name on Schedule I attached hereto. All of such Common Shares are issued and are outstanding. Such Shareholder has sole voting power and sole power to issue instructions with respect to the matters set forth in
Section 3 and Section 5 hereof, as the case may be, sole power of disposition and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of such Common Shares, with no limitations, qualifications or restrictions on such rights, subject only to applicable laws, Katy's Certificate of Incorporation, and the terms of this Agreement.

     (c) NO CONFLICTS. (i) No filing with, and no permit, authorization, consent or approval of, any state or federal public body or authority is necessary for the execution of this Agreement by such Shareholder and the consummation by such Shareholder of the transactions contemplated by this Agreement and (ii) none of the execution and delivery of this Agreement by such Shareholder, the consummation by such Shareholder of the transactions contemplated by this Agreement or compliance by such Shareholder with any of the provisions of this Agreement shall (A) conflict with or result in any breach of or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) or result in the creation of a lien or encumbrance on the assets of such Shareholder (including such Shareholder's Common Shares) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, trust instrument, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which such Shareholder is a party or by which such Shareholder or any of such Shareholder's properties or assets may be bound, or (B) violate any order, writ, injunction, decree, judgment, order, statute, rule or regulation applicable to such Shareholder or any of such Shareholder's properties or assets.

     (d) NO FINDER'S FEES. Except as disclosed pursuant to the Recapitalization Agreement, no broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of such Shareholder in its capacity as a holder of Katy Common Stock. Such Shareholder, on behalf of itself and its affiliates, hereby acknowledges that it is not entitled to receive any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement or by the Recapitalization Agreement.

     (e) NO ENCUMBRANCES. The Common Shares listed beside such Shareholder's name on Schedule I attached hereto and the certificates representing such Common Shares are now, and at all times during the term hereof will be, held by such Shareholder, or by a nominee or custodian for the benefit of such Shareholder, free and clear of all liens, claims, security interests, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever, except as disclosed in Schedule II hereto and for any such encumbrances or proxies arising hereunder.

     (f) RELIANCE BY PURCHASER. Such Shareholder understands and acknowledges that Purchaser is entering into the Recapitalization Agreement in reliance upon such Shareholder's execution and delivery of this Agreement.

     5. Additional Covenants of Each Shareholder. Each Shareholder severally and not jointly covenants and agrees as follows:

     (a) NO SOLICITATION. During the Closing Voting Period such Shareholder shall not, in its capacity as such, directly or indirectly through another person (i) solicit, initiate or encourage (including, without limitation, by way of furnishing information), or take any other action designed to facilitate, any inquiries or the making of any proposal which constitutes any Katy Takeover Proposal, (ii) participate in any discussions or negotiations regarding any Katy Takeover Proposal, (iii) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Purchaser, the approval or recommendation of such Shareholder of the Recapitalization (including for the avoidance of doubt the Shareholders' agreement to vote the Securities in accordance with Section 3 hereof), (iv) approve or recommend, or propose publicly to approve or recommend, any Katy Takeover Proposal, or (v) enter into a Katy Acquisition Agreement or any agreement, arrangement or understanding requiring such Shareholder to abandon, terminate or fail to consummate this Agreement or any other transaction contemplated hereby, in each case without the prior written consent of the Purchaser. Such Shareholder shall promptly advise Purchaser orally and in writing of any request for information or of any Katy Takeover Proposal, the material terms and conditions of such request or Katy Takeover Proposal and the identity of the person making such request or Katy Takeover Proposal. Such Shareholder will keep Purchaser reasonably informed of the status and details (including amendments or proposed amendments) of any such request or Katy Takeover Proposal on a daily basis or more frequently as may be reasonably requested by Purchaser. For the avoidance of doubt, nothing in this Section 5(a) restricts a Shareholder, in his or her capacity as a director or officer of Katy, from taking action permitted under the Recapitalization Agreement.

     (b) RESTRICTION ON TRANSFER, PROXIES AND NON-INTERFERENCE. Such Shareholder shall not (i) except as contemplated in this Agreement, directly or indirectly, offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, transfer, tender, pledge, encumbrance, assignment or other disposition of, any or all of such Shareholders Securities or any interest therein during the Closing Voting Period; (ii) except as contemplated by this Agreement, grant any proxies or powers of attorney, deposit any of such Securities into a voting trust or enter into a voting agreement with respect to any of such Securities; or (iii) take any action that would make any representation or warranty of such Shareholder contained in this Agreement untrue or incorrect or have the effect of preventing or disabling such Shareholder from performing such Shareholder's obligations under this Agreement.

     (c)  [RESERVED].

     (d) STOP TRANSFER; CHANGES IN SUBJECT SHARES. Such Shareholder agrees with, and covenants to, Purchaser that such Shareholder shall not request that Katy register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of such Shareholder's Securities during the Closing Voting Period. For the avoidance of doubt, nothing in this Agreement shall restrict any Shareholder's right to sell, transfer, tender, pledge, encumber, assign or otherwise dispose of the Securities during the Convertible Voting Period. In the event of a stock dividend or distribution, or any change in any class of capital stock of Katy by reason of any stock dividend, split-up, recapitalization, combination, exchange of shares or the like, the term "Securities" shall be deemed to refer to and include the Securities as well as all such stock dividends and distributions and any shares into which or for which any or all of the Securities may be changed or exchanged.

     (e) COOPERATION. Such Shareholder, in its capacity as a shareholder, shall cooperate fully with Purchaser and Katy in connection with their respective efforts to fulfill the conditions to the Recapitalization set forth in Article VI of the Recapitalization Agreement and the Purchaser Closing Conditions set forth in Annex I to the Recapitalization Agreement.

     (f) RELEASES. Such Shareholder hereby fully, unconditionally and irrevocably releases, effective as of the Closing Date, any and all claims and causes of action that such Shareholder, in its capacity as a shareholder, has or may have against Katy or any present or former director, officer, employee or agent of Katy arising or resulting from or relating to any act, omission, event or occurrence prior to the date hereof and that have arisen or resulted as of the Closing Date. The foregoing release does not include a release by any Shareholder of such Shareholder's rights to indemnification and advancement of expenses under Katy's Certificate of Incorporation or By-Laws, by agreement, by law, or pursuant to insurance policies or any claim by that Shareholder in any other capacity (including as a director, officer or employee). If requested by Purchaser, such Shareholder shall execute an additional release at the Closing Date releasing such claims as may arise between the date hereof and the Closing Date.

     6. Fiduciary Duties. Notwithstanding anything in this Agreement to the contrary, the covenants and agreements set forth herein shall not prevent any Shareholder or any representative of Purchaser serving on Katy's Board of Directors or as an officer of Katy from taking any action, subject to the applicable provisions of the Recapitalization Agreement, while acting in his or her capacity as a director or officer of Katy.

     7.   Miscellaneous.

     (a) FURTHER ASSURANCES. From time to time, at Purchaser's request and without further consideration, each Shareholder shall execute and deliver such additional documents and take all such further lawful action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

     (b) NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, mailed, certified or registered mail with postage prepaid, sent by overnight courier or telecopied to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (i)  if to Purchaser, to

               KKTY Holding Company, L.L.C.
               c/o Kohlberg & Co., L.L.C.
               111 Radio Circle
               Mount Kisco, New York  10549
               Telecopy.: (914) 244-0689
               Attention:  Mr. Christopher Lacovara

          with copies to:

               Hunton & Williams
               200 Park Avenue
               New York, New York 10166
               Telecopy.: (212) 309-1100
               Attention:  Raul Grable, Esq.

          (ii) if to the Shareholders, to the address set forth beside each Shareholder's name listed on Schedule I hereto with a copy to:

               Hogan & Hartson LLP
               One Tabor Center, Suite 1500
               1200 Seventeenth Street
               Denver, Colorado 80202-5840
               Telecopy: (303) 899-7333
               Attention:  Douglas Pluss, Esq.


     (c) INTERPRETATION. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

     (d) COUNTERPARTS. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

     (e) ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES. This Agreement, including the documents and instruments referred to herein (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (ii) except in respect of Section 9, is not intended to confer upon any person or entity other than the parties any rights or remedies hereunder.

     (f) GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the conflict of laws rules thereof.

     (g) ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties without the prior written consent of the other parties, except that Purchaser may assign, in its sole discretion, any of or all their rights, interests and obligations under this Agreement to any direct or indirect wholly owned subsidiary of Purchaser. Subject to the preceding sentences, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

     (h) BINDING AGREEMENT. Each Shareholder agrees that this Agreement and such Shareholder's obligations under it shall attach to such Shareholder's Securities and shall bind any person to which legal or beneficial ownership of the Securities passes, whether by operation of law or otherwise, including such Shareholder's heirs, guardians, administrators or successors, provided however, that this Agreement shall not bind any purchaser of the Securities, during the Convertible Voting Period. Notwithstanding any transfer of Securities during the Closing Voting Period, the transferor shall remain liable for the performance of all its obligations under this Agreement.

     (i) SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy in any particular situation or in any jurisdiction, that term or provision shall nevertheless remain in full force and effect in other situations or jurisdictions, and all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect, so long as the economic or legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions be consummated as originally contemplated to the fullest extent possible.

     (j) ENFORCEMENT OF THIS AGREEMENT. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

     (k) AMENDMENTS. This Agreement may not be amended except by an instrument in writing signed by the parties.

     8. Termination. This Agreement shall terminate, and neither Purchaser nor any Shareholder shall have any rights or obligations hereunder and this Agreement shall become null and void and have no effect, upon the termination of the Recapitalization Agreement in accordance with its terms without the Recapitalization having occurred, except nothing in this Section 8 shall relieve any party of liability for breach of this Agreement.

     9. Publication. Each Shareholder hereby agrees to permit Purchaser and Katy to publish and disclose in the Proxy Statement and the Purchaser Securities Filings relating to the transactions contemplated by the Recapitalization Agreement (including all documents and schedules filed with the SEC) its identity and intent with respect to the Securities and the nature of its commitments under this Agreement.

     10. Scope of Obligations. Notwithstanding anything to the contrary in this Agreement, no obligation of the Shareholders under this Agreement (including their obligations under Section 3 and Section 5 hereof) shall apply or in any way affect any shares of capital stock or other securities owned by the Shareholders other than the Securities. For the purposes of several (but not joint) obligations of Shareholders under this Agreement, the number of Securities owned by each Shareholder with respect to which such Shareholder is committing to make such obligations, is the number calculated by multiplying 2,480,000 by the number of Common Shares owned by such Shareholder (as set forth on Schedule I hereto), then dividing the product by the total number of Common Shares owned by all Shareholders (as set forth on Schedule I hereto).

                   [THE FOLLOWING PAGE IS THE SIGNATURE PAGE]

     IN WITNESS WHEREOF, Purchaser and each Shareholder have caused this Agreement to be duly executed as of the day and year first above written.


                                        KKTY HOLDING COMPANY, L.L.C.


                                        By: /s/ Christopher Lacovara
                                            ---------------------------------
                                        Name: Christopher Lacovara
                                        Title: Authorized Manager



                                        SHAREHOLDERS

                                        CRL, INC.


                                        By: /s/ Jonathan P. Johnson
                                            ---------------------------------
                                        Name:  Jonathan P. Johnson
                                        Title: President


                                        WALLACE E. CARROLL, Jr.


                                        /s/ Wallace E. Carroll, Jr.
                                        -------------------------------------



                                        AMELIA M. CARROLL


                                        /s/ Amelia M. Carroll
                                        -------------------------------------



                                        WALLACE FOUNDATION


                                        By: /s/ Wallace E. Carroll, Jr.
                                            ---------------------------------
                                        Name:  Wallace E. Carroll, Jr.
                                        Title: Trustee



                                        By: /s/ Amelia M. Carroll
                                            ---------------------------------
                                        Name:  Amelia M. Carroll
                                        Title: Trustee

                                        WALLACE E. CARROLL TRUST U/A
                                        DATED 7-1-57
                                        F/B/O WALLACE E. CARROLL, Jr.

                                        By: /s/ Wallace E. Carroll, Jr.
                                            ---------------------------------
                                        Name:  Wallace E. Carroll, Jr.
                                        Title: Trustee

                                        By: /s/ Amelia M. Carroll
                                            ---------------------------------
                                        Name:  Amelia M. Carroll
                                        Title: Trustee

                                        WALLACE E. & LELIA H. CARROLL
                                        TRUST U/A DATED 5-1-58
                                        F/B/O WALLACE E. CARROLL, Jr.


                                        By: /s/ Wallace E. Carroll, Jr.
                                            ---------------------------------
                                        Name:  Wallace E. Carroll, Jr.
                                        Title: Trustee


                                        By: /s/ Amelia M. Carroll
                                            ---------------------------------
                                        Name:  Amelia M. Carroll
                                        Title: Trustee

                                        WALLACE E. CARROLL TRUST U/A
                                        DATED 1-20-61
                                        F/B/O WALLACE E. CARROLL, Jr.


                                        By: /s/ Wallace E. Carroll, Jr.
                                            ---------------------------------
                                        Name:  Wallace E. Carroll, Jr.
                                        Title: Trustee


                                        By: /s/ Amelia M. Carroll
                                            ---------------------------------
                                        Name:  Amelia M. Carroll
                                        Title: Trustee

                                        LELIA H. CARROLL TRUST U/A
                                        DATED 7-12-62
                                        F/B/O WALLACE E. CARROLL, Jr.


                                        By: /s/ Wallace E. Carroll, Jr.
                                            ---------------------------------
                                        Name:  Wallace E. Carroll, Jr.
                                        Title: Trustee

                                        By: /s/ Amelia M. Carroll
                                            ---------------------------------
                                        Name:  Amelia M. Carroll
                                        Title: Trustee

                                        WALLACE E. CARROLL, Jr. TRUST #2
                                        U/A DATED 12-30-76
                                        F/B/O Pamela C. Crigler

                                        By: /s/ Philip E. Johnson
                                            ---------------------------------
                                        Name:  Philip E. Johnson
                                        Title: Trustee

                                        WALLACE E. CARROLL, Jr. TRUST #2
                                        U/A DATED 12-30-76
                                        F/B/O Susan S. Leonard

                                        By: /s/ Philip E. Johnson
                                            ---------------------------------
                                        Name:  Philip E. Johnson
                                        Title: Trustee

                                        WALLACE E. CARROLL, Jr. TRUST #2
                                        U/A DATED 12-30-76
                                        F/B/O Margaret B. Berzins

                                        By: /s/ Philip E. Johnson
                                            ---------------------------------
                                        Name:  Philip E. Johnson
                                        Title: Trustee

                                        WALLACE E. CARROLL, Jr. TRUST #2
                                        U/A DATED 12-30-76
                                        F/B/O Wallace E. Carroll, III


                                        By: /s/ Philip E. Johnson
                                            ---------------------------------
                                        Name:  Philip E. Johnson
                                        Title: Trustee

                                        WALLACE E. CARROLL TRUST U/A
                                        DATED 12-20-79
                                        F/B/O Pamela C. Crigler

                                        By: /s/ Wallace E. Carroll, Jr.
                                            ---------------------------------
                                        Name:  Wallace E. Carroll, Jr.
                                        Title: Trustee


                                        By: /s/ Amelia M. Carroll
                                            ---------------------------------
                                        Name:  Amelia M. Carroll
                                        Title: Trustee

                                        WALLACE E. CARROLL TRUST U/A
                                        DATED 12-20-79
                                        F/B/O Susan S. Leonard

                                        By: /s/ Wallace E. Carroll, Jr.
                                            ---------------------------------
                                        Name:  Wallace E. Carroll, Jr.
                                        Title: Trustee


                                        By: /s/ Amelia M. Carroll
                                            ---------------------------------
                                        Name:  Amelia M. Carroll
                                        Title: Trustee

                                        WALLACE E. CARROLL TRUST U/A
                                        DATED 12-20-79
                                        F/B/O Margaret B. Berzins

                                        By: /s/ Wallace E. Carroll, Jr.
                                            ---------------------------------
                                        Name:  Wallace E. Carroll, Jr.
                                        Title: Trustee


                                        By: /s/ Amelia M. Carroll
                                            ---------------------------------
                                        Name:  Amelia M. Carroll
                                        Title: Trustee

                                        WALLACE E. CARROLL TRUST U/A
                                        DATED 12-20-79
                                        F/B/O Wallace E. Carroll, III


                                        By: /s/ Wallace E. Carroll, Jr.
                                            ---------------------------------
                                        Name:  Wallace E. Carroll, Jr.
                                        Title: Trustee


                                        By: /s/ Amelia M. Carroll
                                            ---------------------------------
                                        Name:  Amelia M. Carroll
                                        Title: Trustee

                                   SCHEDULE I

                                                                       Number of
                                                                     Common Shares
      Name of Shareholder               Officers/Trustees            Held of Record
                                                                       or Owned                  Notice Address
                                                                      Beneficially
CRL, Inc.                               Jonathan P. Johnson,           2,073,436         6300 S. Syracuse Way, Suite 300
                                        President                                        Englewood, Colorado 80111

Wallace E. Carroll, Jr.                 N/A                              182,274         c/o CRL (see address above)

Amelia M. Carroll                       N/A                               10,765         c/o CRL (see address above)

Wallace Foundation                      Wallace E. Carroll, Jr.           32,910         c/o CRL (see address above)
                                        Amelia M. Carroll

Wallace E. Carroll Trust                Wallace E. Carroll, Jr.            2,151         c/o CRL (see address above)
U/A Dated 7-1-57                        Amelia M. Carroll
F/B/O Wallace E. Carroll, Jr.           Robert E. Kolek*

Wallace E. & Lelia H. Carroll           Wallace E. Carroll, Jr.          603,000         c/o CRL (see address above)
Trust U/A Dated 5-1-58                  Amelia M. Carroll
F/B/O Wallace E. Carroll, Jr.           Robert E. Kolek*

Wallace E. Carroll Trust                Wallace E. Carroll, Jr.           11,881         c/o CRL (see address above)
U/A Dated 1-20-61                       Amelia M. Carroll
F/B/O Wallace E. Carroll, Jr.

Lelia H. Carroll Trust                  Wallace E. Carroll, Jr.          180,661         c/o CRL (see address above)
U/A Dated 7-12-62                       Amelia M. Carroll
F/B/O Wallace E. Carroll, Jr.

Wallace E. Carroll, Jr. Trust           Philip E. Johnson                                c/o CRL (see address above)
#2 U/A Dated 12-30-76
F/B/O Pamela C. Crigler                                                      193
      Susan S. Leonard                                                       194
      Margaret B. Berzins                                                    193
      Wallace E. Carroll, III                                                182


(Four separate trusts- trustee is the same for all four)

Wallace E. Carroll Trust                Wallace E. Carroll, Jr.                          c/o CRL (see address above)
U/A Dated 12-20-79                      Amelia M. Carroll
                                        Robert E. Kolek*
F/B/O Pamela C. Crigler                                                    1,690
      Susan S. Leonard                                                     1,690
      Margaret B. Berzins                                                  1,690
      Wallace E. Carroll, III                                              1,690

(Four separate trusts- trustees are the same for all four)

Totals                                                                 3,104,600

*Powers of this trustee are limited. He is not entitled to vote on matters involving Katy.

                                   SCHEDULE II


Name of Shareholder                    Common Shares             Name and Address of Lienholder
                                   Subject to Pledge or
                                    Other Encumbrance
CRL, Inc.                               2,073,436                Northern Trust Company
                                                                 50 South LaSalle Street
                                                                 Chicago, Illinois  60675

Wallace E. Carroll, Jr.                   177,239                Northern Trust Company
                                                                 50 South LaSalle Street
                                                                 Chicago, Illinois  60675

Wallace E. Carroll, Jr.                     3,000                Katy Industries, Inc.
                                                                 6300 South Syracuse Way
                                                                 Suite 300
                                                                 Englewood, Colorado  80111